SECOND AMENDED AND RESTATED COOK INLET PARTICIPATION AGREEMENT

This Second Amended and Restated Cook Inlet Participation Agreement ("Agreement") is entered into and made effective as of October 17, 2013 (the "Effective Date"), by and among Buccaneer Alaska, LLC, a limited liability company duly formed under the laws of the state of Texas (hereinafter referred to as "BUCCANEER"), whose mailing address is 952 Echo Lane, Suite 420, Houston, Texas 77024, Buccaneer Alaska Operations, LLC, a limited liability company duly formed under the laws of the state of Alaska, ("OPERATIONS"), whose mailing address is 952 Echo Lane, Suite 420, Houston, Texas 77024, and EOS Petro, Inc. a Nevada corporation, whose mailing address is 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067 (“EOS”). BUCCANEER, OPERATIONS, and EOS are sometimes referred to herein collectively as "Parties" and individually as a "Party".

WITNESSETH

WHEREAS, on August 21, 2013, the Parties entered into an Amended and Restated Cook Inlet Participation Agreement (the “Original Agreement”), which set forth the terms and conditions whereby BUCCANEER and EOS agreed to jointly explore and develop certain leases and the right to earn such leases;

WHEREAS, the Original Agreement: (i) stated that EOS was incorporated in Delaware, when EOS was actually incorporated in Nevada; and (ii) set forth a timing schedule to jointly explore and develop the certain of the leases which the Parties now desire to lengthen;

WHEREAS, the Parties now desire to amend and restate entirely the terms of the Original Agreement in this Agreement, which shall set forth the amended and restated terms and conditions whereby BUCCANEER and EOS will jointly explore and develop the leases and the right to earn leases described on EXHIBITS A and B attached hereto (collectively, the “Leases”);

WHEREAS, the working interest owned by BUCCANEER in the Northwest Cook Inlet Unit and West Eagle Unit is as set forth in EXHIBIT A-1 attached hereto (the “Working Interest”);

WHEREAS, each of Hilcorp Alaska, LLC and Cook Inlet Energy, LLC, have notified BUCCANEER of their respective demands that BUCCANEER complete an assignment of the active leases identified on EXHIBIT A-2 attached hereto (collectively, the “Southern Cross Properties”);

WHEREAS, BUCCANEER is presently in discussions with each of Hilcorp Alaska, LLC and Cook Inlet, LLC with respect to their demands and as of the date hereof BUCCANEER is unable to identify with any certainty the outcome of such discussions, including whether or not BUCCANEER will in fact retain any interest in the Southern Cross Properties and whether or not the Southern Cross Unit will remain in existence;

WHEREAS, BUCCANEER is a party to the North Cook Inlet Deep Farmout Agreement among ConocoPhillips Alaska, Inc. (“COP Alaska”), ConocoPhillips Company (together with COP Alaska, “COP”), and BUCCANEER dated April 15, 2013 (as amended from time to time, the “Deep Rights Farmout Agreement”), covering the Farmout Area identified on EXHIBIT B attached hereto and as further set forth in the Deep Rights Farmout Agreement (the “North Cook Inlet Unit”);

WHEREAS, EOS desires to (i) participate in a four (4) (or more as set forth herein) well program on the North Cook Inlet Unit and West Eagle Unit, (ii) EOS shall have the right and option to participate in two (2) Commitment Wells that BUCCANEER may elect to drill in the Northwest Cook Inlet Unit, and (iii) EOS shall have the right and option to participate in two (2) Commitment Wells that BUCCANEER may elect to drill on the Southern Cross Unit, in each case by paying one hundred per cent (100%) of the costs to drill, log, and plug and abandon or complete such wells, as applicable, in exchange for the assignment by BUCCANEER of fifty per cent (50%) of BUCCANEER’S Working Interest in the West Eagle Unit, the Northwest Cook Inlet Unit, the Southern Cross Unit (subject to subsequent determination of BUCCANEER’s Working Interest therein and, in the case of any North Cook Inlet Unit Well, the assignment by BUCCANEER of fifty per cent (50%) of any working interest to be assigned to BUCCANEER by COP pursuant to the Deep Rights Farmout Agreement; and

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WHEREAS, EOS and BUCCANEER desire to designate OPERATIONS as operator of record for the Leases subject to the terms of an offshore operating agreement, in a form mutually satisfactory to EOS and BUCCANEER, to be attached hereto and made a part hereof as EXHIBIT C (the “Cook Inlet Operating Agreement”).

AGREEMENT

NOW, THEREFORE, for a valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, together with the mutual covenants, conditions and obligations contained herein, the Parties do hereby enter into this Agreement under the following terms and conditions:

1.	Cook Inlet Operating Agreement

1.1 OPERATIONS is hereby designated the Operator and OPERATIONS shall be the Operator for all operations within the AMI (as defined in Section 7 hereto). OPERATIONS will operate all exploration and development operations conducted within the AMI pursuant to the Cook Inlet Operating Agreement and shall use its best commercial efforts in accordance with the standards set forth in the Cook Inlet Operating Agreement to conduct Operations to the mutual benefit of the Parties in good faith. Payment of the AFE amounts will be billed and paid for under the terms of the Cook Inlet Operating Agreement.

1.2 OPERATIONS will utilize the Endeavour-Spirit of Independence (the “Endeavour”) on the North Cook Inlet Unit and any additional offshore drilling within the AMI, including on the Northwest Cook Inlet Unit and the Southern Cross Unit, pursuant to the Cook Inlet Operating Agreement. Subject to the terms and conditions of this Agreement, any drilling agreement for the use of the Endeavour, and the Cook Inlet Operating Agreement, EOS and BUCCANEER shall have the exclusive first right to hire and retain the Endeavour, subject to the terms and conditions of the applicable drilling agreement and Cook Inlet Operating Agreement, for a period of three (3) years beginning on the date of funding of the escrow for the first Commitment Well pursuant to Section 3.1 hereof (the “Exclusive Drilling Period”). During the Exclusive Drilling Period and subject to the terms and conditions of the Deep Rights Farmout Agreement, the consent of EOS and OPERATIONS shall be required for the Endeavour to contract with third parties, which consent shall not be unreasonably withheld. EOS shall further have the exclusive right and option to extend the Exclusive Drilling Period for an additional three (3) years if necessary to drill and complete, or plug and abandon, as appropriate, the wells, including all Commitment Wells, in the North Cook Inlet Unit and the Parties shall otherwise have the exclusive right and option to extend the Exclusive Drilling Period by mutual agreement. If the Endeavour is not available for operations in the AMI when needed, other offshore rigs (if they are available and appropriate for operations on the Leases) may be utilized by mutual agreement between the Parties, provided, however, where BUCCANEER becomes a Non-participating Party in a Non-consent Operation, the provisions relating to a substitute Operator pursuant to the Cook Inlet Operating Agreement shall apply.

1.3 Except as expressly set forth in this Agreement, OPERATIONS shall have all of the rights of the Operator provided for in the Cook Inlet Operating Agreement.

1.4 EOS and BUCCANEER shall have all of the rights and be subject to all of the obligations of a Non-operator provided for in the Cook Inlet Operating Agreement.

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1.5 EOS or BUCCANEER may remove and replace OPERATIONS as Operator only in accordance with, and as provided in, the Cook Inlet Operating Agreement.

2.	Commitment Wells

2.1 BUCCANEER and EOS shall drill, log, and plug and abandon or complete, as applicable, no fewer than two (2) wells on each of BUCCANEER’s (a) North Cook Inlet Unit with operations in furtherance of drilling of the first well thereon to commence by no later than December 31, 2014, and (b) West Eagle Unit with operations in furtherance of drilling of the first well thereon to commence by no later than October 18, 2013 (collectively, the “Commitment Wells”). Further, EOS shall have the exclusive right and option (i) to fund the drilling, and by paying the Escrow as set forth herein earn into the Working Interest as set forth herein, of two (2) Commitment Wells (the “Northwest Cook Inlet Unit”) that BUCCANEER and EOS may elect to drill in the Northwest Cook Inlet Unit (the “Northwest Cook Inlet Unit Option Wells”) and (ii) subject to BUCCANEER’S ownership of a working interest in the Southern Cross Properties, to fund the drilling, and earn into the Working Interest as set forth herein, of two (2) Commitment Wells (the “Southern Cross Unit Option”) that BUCCANEER and EOS may elect to drill or otherwise participate in the drilling on the Southern Cross Properties. The Commitment Wells associated with the Northwest Cook Inlet Unit Option are referred to herein as the “Northwest Cook Inlet Unit Wells,” the Commitment Wells associated with the Southern Cross Unit Option are referred to herein as the “Southern Cross Unit Wells” and the Northwest Cook Inlet Unit Wells and the Southern Cross Unit Wells are referred to herein collectively as the “Operating Wells.”

2.2

(a) The Parties agree that the terms and conditions of this Agreement as to any North Cook Inlet Unit Well shall be subject to the terms and conditions of the Deep Rights Farmout Agreement. Therefore, in the event of a conflict between the terms of this Agreement, any applicable operating agreement and the rights and obligations of BUCCANEER under the Deep Rights Farmout Agreement, the terms and conditions governing the rights and obligations of BUCCANEER under the Deep Rights Farmout shall govern.

(b) It is currently anticipated that BUCCANEER will not make a decision as to whether to drill the Northwest Cook Inlet Unit Wells prior to March 31, 2014; but the Parties acknowledge that this date may change and BUCCANEER may need to make a decision on whether to drill the Northwest Cook Inlet Unit Wells prior to that date. In the event that BUCCANEER chooses to drill the Northwest Unit Wells, it will provide EOS with as much advance notice as practicable, and in any event not less than thirty (30) days advance notice of such decision, in order to allow EOS the opportunity to elect to participate in the funding of the drilling of any Northwest Cook Inlet Unit Wells. Regardless of the length of the notice period, if EOS wishes to exercise the Northwest Cook Inlet Unit Wells Option, EOS must give written notice of such election to BUCCANEER prior to BUCCANEER commencing drilling operations on the first of the Northwest Cook Inlet Unit Wells. Once BUCCANEER commences drilling operations on the first of the Northwest Cook Inlet Unit Wells, the Northwest Cook Inlet Unit Wells Option shall immediately terminate along with any right of EOS to participate in the funding of a Northwest Cook Inlet Unit Well.

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2.3 The Commitment Wells shall be drilled to the objective depths specified in the AFEs (the “Objective Depths”). Unless otherwise agreed between the Parties, the Commitment Wells shall be Special Credit Wells as defined in Section 5 hereof. The Parties will conduct the operations of all Commitment Wells pursuant to the Cook Inlet Operating Agreement. All costs and expenses associated with drilling, logging, evaluating, testing, completing, temporarily abandoning or plugging and abandoning, as the case may be, each of the Commitment Wells shall be allocated one hundred per cent (100%) to EOS and zero per cent (0%) to BUCCANEER.

2.4 Once the first two (2) Commitment Wells on a specified unit have been drilled and plugged and abandoned or completed, as applicable, as specified by this Agreement, thereafter EOS shall pay fifty per cent (50%) and BUCCANEER shall pay fifty per cent (50%) of all costs and expenses chargeable to the joint account or otherwise attributable to all further operations conducted in connection with such Commitment Wells.

2.5 Following consultation with EOS, including with respect to well locations, Objective Depths and formations, and the well plan for the Commitment Wells, BUCCANEER shall propose the first Commitment Well and at least thirty (30) days prior to commencement of actual drilling operations on the first Commitment Well, BUCCANEER shall finalize and deliver to EOS an AFE with the estimated costs for the first Commitment Well as set forth in the Cook Inlet Operating Agreement, and subject to the terms and conditions of the Deep Rights Farmout Agreement. EOS shall provide input and advice on well locations and target depths, and EOS and BUCCANEER shall attempt in good faith to reach agreement on matters relating to such proposal, however, notwithstanding anything to the contrary, EOS consent shall be required for all Commitment Wells with costs allocated 100% to EOS as set forth herein. The AFE for each Well drilled hereunder will include the cost of (a) drilling to a total vertical depth that is through the Objective Depth, (b) acquiring a full set of logs and modular formation dynamic testing results, (c) acquiring conventional cores, (d) testing, if warranted, and (e) a reasonable and customary operating day rate for (i) the Endeavour of no more than One Hundred and Seventy Five Thousand Dollars ($175,000.00) per day and (ii) the Land Drilling Rig of no more than Forty Thousand Dollars ($40,000.00) per day, adjusted only as described in Section 10.1 below. Except as expressly provided herein to the contrary, each AFE shall be prepared in compliance with the terms of the Cook Inlet Operating Agreement.

2.6 EOS and BUCCANEER agree that the approximate well location and the estimated target depth depicted on the well location maps prepared by BUCCANEER and approved by EOS are the anticipated (approximate) location and depth for the Commitment Wells; provided, however, EOS and BUCCANEER understand and agree that such preferences and judgments are subject to change and shall be continually evaluated and compared to alternative locations and depths for such Commitment Wells.

2.7 BUCCANEER shall: (i) conduct a title examination of the lands related to the Commitment Wells, in accord with reasonable standards and practices in the industry; and (ii) together with the AFE applicable to the Commitment Wells, deliver to EOS a title opinion with respect to such Commitment Well in a form reasonably acceptable to EOS. EOS shall reimburse BUCCANEER one hundred per cent (100%) of the reasonable and necessary costs of such title examination and title opinion.

2.8 Except as expressly provided for herein to the contrary: (i) both BUCCANEER and EOS shall be entitled to all of the rights and shall be subject to all of the burdens and obligations provided for in the Cook Inlet Operating Agreement; and (ii) the Commitment Wells shall be drilled and plugged and abandoned or completed, as applicable, in accordance with the terms of the Cook Inlet Operating Agreement, in each case as though such Cook Inlet Operating Agreement had been executed and delivered by EOS and BUCCANEER and was in full force and effect at the time of such operations.

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2.9 The Parties agree that the principles embodied by Sections 2.3 through 2.8 hereunder shall apply equally to any North Cook Inlet Unit Well but shall also be subject in all such cases to the rights and obligations of BUCCANEER under the Deep Rights Farmout Agreement, including but not limited to BUCCANEER’s obligation to consult, and otherwise agree, with COP as to various matters in connection with the drilling of any North Cook Inlet Unit Well.

3.	Earning Title to the Working Interests

3.1 Upon payment by EOS of the agreed amounts into escrow for the first Commitment Well under this Agreement (the “Escrow”), as provided in Section 4.1 hereunder, BUCCANEER shall execute and deliver to EOS a present assignment and conveyance, in a form mutually acceptable to EOS and BUCCANEER, of an undivided fifty per cent (50%) of BUCCANEER’S Working Interest in and to the West Eagle Unit, and (b) an undivided fifty per cent (50%) of any working interest earned by BUCCANEER in and to the North Cook Inlet Unit under the Deep Rights Farmout Agreement. In no event shall the Working Interest assigned to EOS hereunder be less than fifty per cent (50%) of BUCCANEER’S working interest as such working interests are set forth in in Exhibits A and B hereunder. Any liability to account to any third party for any portion of BUCCANEER’s working interests as set forth in Exhibits A and B herein, which arises by reason of conveyance, reservation, title failure or any other reason beyond the control of EOS, shall be borne by BUCCANEER or its successors or assigns, and shall not dilute or diminish the working interest to be acquired by EOS pursuant to the terms of this Agreement. If either the Northwest Cook Inlet Unit Option or the Southern Cross Unit Option is exercised by EOS, then upon payment by EOS of the agreed amount into escrow as provided in Section 4.1 hereunder for the first Northwest Cook Inlet Unit Well or the first Southern Cross Unit Well, as applicable, BUCCANEER shall execute and deliver to EOS a present assignment and conveyance, in a form mutually acceptable to EOS and BUCCANEER, of an undivided fifty per cent (50%) of BUCCANEER’S Working Interest in and to the Northwest Cook Inlet Unit, and in the Southern Cross Properties, as applicable.. For the avoidance of doubt, payment by EOS of the agreed amount into escrow as provided in Section 4.1 hereunder for the first well in any Option Well shall only earn EOS fifty per cent (50%) of BUCCANEER’S Working Interest in and to the properties and/or Unit(s) associated with such Option Well.

3.2 In the event that EOS fails to pay into the escrow set forth in Section 4.1 hereunder the escrowed amounts associated with drilling and completing any remaining Commitment Well(s), or Northwest Cook Inlet Unit Wells or Southern Cross Unit Wells, after exercise of the Option by EOS, as the case may be, then except in the event of material breach of this Agreement by BUCCANEER or OPERATIONS, or failure to obtain any required consent of COP or COP Alaska after diligent efforts made in good faith by BUCCANEER and/or OPERATIONS to obtain such consent, EOS shall immediately (within 5 days of written notice by BUCCANEER) assign back to BUCCANEER all of the Working Interests and any interest in the North Cook Inlet Unit previously assigned to EOS; provided, however, that EOS shall retain the Working Interest associated with any Commitment Wells or North Cook Inlet Unit that have been previously drilled and completed and for which EOS has paid drilling and completion costs hereunder. The Working Interest and any interest in the North Cook Inlet Unit transferred and assigned back to BUCCANEER shall not be reduced, diminished or burdened in any way (including, without limitation, by any lien, royalty or other interest). In the event that such condition occurs and EOS fails to execute and deliver all such assignment documents as set forth herein and requested within five (5) days of written request from BUCCANEER, then the Parties expressly agree that BUCCANEER is hereby granted power of attorney by EOS and shall have all right, power and authority to take all action on behalf of EOS (including, without limitation, executing and delivering assignments and other documents) for the sole purpose of effectuating this transfer of the applicable Working Interest and North Cook Inlet Unit back to BUCCANEER.

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4.	Escrow for Commitment Wells

4.1 Within thirty (30) days following the delivery of an agreed-upon AFE (including any supplemental AFEs) for each Commitment Well to be drilled and completed pursuant to this Agreement, EOS shall pay into escrow one hundred per cent (100%) of all of the costs and expenses specified in that AFE. However, the AFE for the first West Eagle Unit Commitment Well must be agreed and funding must have commenced no later than October 18, 2013 due to the existing drilling schedule.

4.2 BUCCANEER and EOS shall work together in good faith to determine the amounts to be placed into escrow pursuant to Section 4.1. In the event that the Parties are unable to agree on the escrow amount, then BUCCANEER’s determination of these amounts as set forth in a reasonable and customary AFE provided hereunder shall control and be applicable.

4.3 The escrow account for the funds specified in Section 4.1 shall be held at Wells Fargo Bank (or other financial institution reasonably acceptable to both BUCCANEER and EOS) pursuant to written escrow agreements in forms that are acceptable to both BUCCANEER and EOS.

5.	Special Credit Well(s)

5.1 In the event that: (a) BUCCANEER and EOS agree to drill a “Pre-Tertiary Target” as specified in Alaska statute 43.55.025(l) on a Lease; (b) EOS and BUCCANEER agree that such well will reasonably qualify for a special credit or reimbursement pursuant to Alaska Statue 43.55.025 (l); (c) EOS and BUCCANEER agree that such well will qualify as one of the Commitment Wells; (d) the Endeavour is available to perform the drilling operations; and (e) BUCCANEER and EOS approve the AFE for such well, then: (i) EOS will individually pay one hundred per cent (100%) of the costs for drilling the first such well; (ii) EOS will contract with OPERATIONS to conduct the design and operation of such drilling activities using the Endeavour; (iii) upon evaluation of the productive potential of any prospective geologic intervals encountered in the well, BUCCANEER and EOS will work in good faith to reach a mutual agreement such that the well may be plugged and abandoned, temporarily abandoned, or suspended pending future utilization, but if EOS and BUCCANEER cannot agree upon a course of action for the well, EOS, as payor, will have the final determination; (iv) all reimbursements and credits from the State of Alaska will be retained one hundred per cent (100%) by EOS; and (v) EOS will have the right to acquire up to a fifty per cent (50%) working interest in the well or each reservoir or pool discovered by the well upon EOS satisfying the earning conditions of this Agreement.

5.2 In the event that: (a) BUCCANEER and EOS agree to drill a second Pre-Tertiary Target on a Lease; (b) EOS and BUCCANEER agree that such well will in all reasonable likelihood qualify for a special credit or reimbursement pursuant to Alaska Statute 43.55.025 or otherwise; (c) EOS and BUCCANEER agree such well will qualify as a Commitment Well; (d) the Endeavour is available to perform the drilling operations; and (d) BUCCANEER and EOS approve the AFE for such well, then: (i) BUCCANEER will individually pay one hundred per cent (100%) of the costs for drilling the second such well; (ii) EOS will contract with OPERATIONS to conduct the design and operation of such drilling activities using the Endeavour; (iii) upon evaluation of the productive potential of any prospective geologic intervals encountered in the well, BUCCANEER and EOS will work in good faith to reach a mutual agreement such that the well may be plugged and abandoned, temporarily abandoned, or suspended pending future utilization, but if EOS and BUCCANEER cannot agree upon a course of action for the well, BUCCANEER, as payor, will have the final determination; (iv) EOS will reimburse BUCCANEER for one hundred per cent (100%) of the difference between the total cost of drilling and completion of the well and the amount of all reimbursements and credits from the State of Alaska for the ACES or other applicable credits; (v) BUCCANEER shall assign EOS a fifty per cent (50%) working interest in the well or each reservoir or pool discovered by the well upon EOS satisfying the earning conditions of this Agreement.

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6.	Representations and Warranties

6.1 Generally.

BUCCANEER represents and warrants that prior to and upon execution of this Agreement, BUCCANEER owns the Working Interests in the Northwest Cook Inlet Unit and West Eagle Unit and associated Leases as specified in EXHIBIT A-1.

Each Party represents and warrants that it has not incurred liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which any other Party shall have any.

6.2 BUCCANEER hereby represents and warrants to EOS and OPERATIONS as follows:

It is a limited liability company organized, validly existing and in good standing under the laws of the State of Texas.

It has full company power and authority to carry on its business as presently conducted, to enter into this Agreement and the other documents referenced herein or otherwise executed in connection with the transactions contemplated hereby and thereby to which it is a party and to perform its obligations under this Agreement. The execution and delivery of this Agreement has been, and the performance of this Agreement and the transactions contemplated hereby shall be, at the time required to be performed hereunder, duly and validly authorized by all requisite company action on the part of it.

This Agreement that has been duly executed and delivered on its behalf constitute its legal, valid and binding obligation enforceable in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, reorganization or moratorium statutes, or other similar laws affecting the rights of creditors generally or equitable principles (collectively, "Equitable Limitations").

The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement shall not: (i) violate or be in conflict with, or require the consent, except as provided under the terms and conditions of the Deep Rights Farmout Agreement, of any person or entity under, any provision of its organizational documents; (ii) conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under any agreement or instrument to which it is a party or it is bound; (iii) violate any provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to it; or (iv) result in the creation of any lien, charge or encumbrance on any of its property.

Other than approvals that may be required of COP under the Deep Rights Farmout Agreement or the requirements set forth in Section 14.16 hereof, there are no approvals, consents, filings or notifications required to be obtained, made or given by it as a condition to or in connection with the performance by it of its obligations under this Agreement or the consummation by it of the transactions contemplated by this Agreement. BUCCANEER and OPERATIONS represent and warrant that they presently possess, and will undertake their best efforts in good faith to obtain and preserve all reasonable and customary and/or required certifications, approvals, permits, and/or agreements with all applicable regulatory or governmental agencies, and their rules, regulations, and requirements necessary to operate as contemplated herein, and to meet all requirements for a special credit or reimbursement pursuant to Alaska Statue 43.55.025 for reimbursement of costs, to the reasonable satisfaction of EOS, and BUCCANEER acknowledges that such satisfaction by EOS is a condition precedent to the obligations of EOS under this Agreement.

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There are no pending suits, actions, or other proceedings in which it is a party (or, to its knowledge, which have been threatened to be instituted against it) which affect the execution and delivery by it of this Agreement to which it is a party, the performance by it of its obligations under this Agreement to which it is a party or the consummation of the transactions contemplated hereby or thereby.

BUCCANEER: (i) is represented by competent legal counsel; (ii) has knowledge and experience in financial and business matters, including specifically oil and gas businesses; (iii) has the capability of evaluating the merits and risks of entering into the transactions contemplated in this Agreement; and (iv) is not in a significantly disparate bargaining position with the other Parties. BUCCANEER represents, warrants, acknowledges, and agrees that it and its representatives have been permitted full and complete access to all materials, books, records, facilities, and other properties and assets related to the Leases that it and its representatives have desired or requested to see and/or review, and that it and its representatives have had a full opportunity to meet with the officers and employees of the other Parties to discuss the Leases and the transactions contemplated in this Agreement. BUCCANEER acknowledges that none of the other Parties nor any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the other Parties, the Leases, or the transactions contemplated in this Agreement that has been furnished or made available to BUCCANEER and its representatives, except as expressly set forth in this Agreement, and, except as expressly set forth in this Agreement, none of the other Parties nor any other person shall have or be subject to any liability to BUCCANEER or any other person resulting from the distribution to BUCCANEER, or BUCCANEER's use, of any such information, and any information, documents or material made available to BUCCANEER in management presentations or in any other form in expectation of the transactions contemplated hereby.

6.3 EOS hereby represents and warrants to and OPERATIONS as follows:

It is a corporation duly organized, validly existing and in good standing under the laws of the Nevada.

It has full power and authority to carry on its business as presently conducted, to enter into this Agreement to which it is a party and to perform its obligations under this Agreement. The execution and delivery of this Agreement has been, and the performance of this Agreement and the transactions contemplated hereby shall be, at the time required to be performed hereunder, duly and validly authorized by all requisite action on its part.

This Agreement has been duly executed and delivered on its behalf constitute its legal, valid and binding obligation enforceable in accordance with the terms hereof, except as enforceability may be limited by Equitable Limitations.

Its execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement shall not: (i) violate or be in conflict with, or require the consent of any person or entity under, any provision of its organizational documents; (ii) conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under any agreement or instrument to which it is a party or it is bound; (iii) violate any provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to it; or (iv) result in the creation of any lien, charge or encumbrance on any of its property.

As of the date of this Agreement, and subject to the terms and conditions of the Deep Rights Farmout Agreement, it has cash available to it, and from and after the date of this Agreement it shall continuously through the drilling of the Commitment Wells have available to it, cash in an amount sufficient to enable it to perform and discharge in full its obligations hereunder.

There are no approvals, consents, filings or notifications required to be obtained, made or given by it as a condition to or in connection with the performance by it of its obligations under this Agreement or the consummation by it of the transactions contemplated by this Agreement, except as set forth in Section 14.16.

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There are no pending suits, actions, or other proceedings in which it is a party (or, to its knowledge, which have been threatened to be instituted against it) which affect the execution and delivery by it of this Agreement to which it is a party, the performance by it of its obligations under this Agreement to which it is a party or the consummation of the transactions contemplated hereby or thereby.

EOS: (i) is represented by competent legal counsel; (ii) has knowledge and experience in financial and business matters, including specifically oil and gas businesses; (iii) has the capability of evaluating the merits and risks of entering into the transactions contemplated in this Agreement; and (iv) is not in a significantly disparate bargaining position with the other Parties. EOS acknowledges that none of the other Parties nor any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the other Parties, the Leases, or the transactions contemplated in this Agreement that has been furnished or made available to the other Parties and its representatives, except as expressly set forth in this Agreement, and, except as expressly set forth in this Agreement, none of the other Parties nor any other person shall have or be subject to any liability to EOS or any other person resulting from the distribution to EOS, or EOS's use, of any such information, and any information, documents or material made available to EOS in management presentations or in any other form in expectation of the transactions contemplated hereby.

6.4 OPERATIONS hereby represents and warrants to BUCCANEER and EOS as follows:

(a) It is a limited liability company organized, validly existing and in good standing under the laws of the State of Alaska.

(b) It has full company power and authority to carry on its business as presently conducted, to enter into this Agreement to which it is a party and to perform its obligations under this Agreement. The execution and delivery of this Agreement has been, and the performance of this Agreement and the transactions contemplated hereby shall be, at the time required to be performed hereunder, duly and validly authorized by all requisite company action on the part of it.

(c) This Agreement has been duly executed and delivered on its behalf constitute its legal, valid and binding obligation enforceable in accordance with the terms hereof, except as enforceability may be limited by Equitable Limitations.

(d) Its execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement shall not: (i) violate or be in conflict with, or require the consent of any person or entity under, any provision of its organizational documents; (ii) conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under any agreement or instrument to which it is a party or it is bound; (iii) violate any provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to it; or (iv) result in the creation of any lien, charge or encumbrance on any of its property.

(e) Other than as set for the herein, there are no approvals, consents, filings or notifications required to be obtained, made or given by it as a condition to or in connection with the performance by it of its obligations under this Agreement or the consummation by it of the transactions contemplated by this Agreement.

(f) There are no pending suits, actions, or other proceedings in which it is a party (or, to its knowledge, which have been threatened to be instituted against it) which affect the execution and delivery by it of this to which it is a party, the performance by it of its obligations under this Agreement to which it is a party or the consummation of the transactions contemplated hereby or thereby.

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7.	AREAS OF MUTUAL INTEREST

7.1 EOS and BUCCANEER hereby designate an area of mutual interest (the "AMI") pursuant to which EOS and BUCCANEER shall each have a right to participate in the exploration for, development, and production of hydrocarbons pursuant to additional non-producing oil and gas leases, which leases may be acquired by either Party. The AMI includes the area within the red border line depicted on the map attached hereto as EXHIBIT D.

7.2 If, during the duration of the AMI as hereafter set forth, either EOS or BUCCANEER should acquire ("Acquiring Party") any oil and gas lease, leasehold interest or mineral interest by any means including, but not limited to, purchase, top lease, farmins, farmouts, farmout options, or acreage contributions, within the AMI, then the Acquiring Party shall deliver, within five (5) business days of such acquisition, a notice to the non-Acquiring Party, in writing, of such acquisition setting forth the nature of the interest acquired, all terms, provisions and contracts related to the acquisition (along with copies of all documents relating to the acquisition or rights to earn a leasehold or mineral interest) and the price paid therefor.

7.3 The non-Acquiring Party shall have a period of twenty (20) days following the receipt of such notice to elect in writing to purchase at the Acquiring Party's cost a proportionate share (as defined below) of such acquisition by:

(a) delivering a notice, in writing, during such twenty (20) day period, to the Acquiring Party notifying the Acquiring Party that such non-Acquiring Party elects to acquire its proportionate share of such acquisition; and

(b) within twenty (20) days after the expiration of the twenty (20) day period applicable to the election notice described in clause (a) above, remitting the required payment to the Acquiring Party.

7.4 As used in this section, the term "proportionate share" means, in each case as adjusted pursuant to the last sentence of Section 7.5 below, fifty per cent (50%) in the case of EOS, and fifty per cent (50%) in the case of BUCCANEER.

7.5 The Acquiring Party shall assign, by form of assignment containing reasonable and customary terms and conditions, to be mutually agreed by the Parties, to the Party electing to participate in the acquisition, its proportionate share of such acquired interest, subject to a like proportionate share of the costs and obligations relating thereto; in each case such proportionate share shall be equal to the proportionate share of such Party at the time of such election (as distinguished from the proportionate share of such Party as of the Effective Date).

7.6 If the interest is to be earned by drilling or shooting seismic, the non-Acquiring Party must ratify all appropriate agreements within the twenty (20) day period described in Section 7.3(b) hereunder. If the non-Acquiring Party turns down any interest or fails to pay for its proportionate share of such interest with respect to any given lease or prospect hereunder, the Acquiring Party shall hold such interest free and clear of any further AMI obligations of this Agreement, and the non-Acquiring Party will have no further AMI obligations of this Agreement with respect to such lease or prospect.

7.7 The AMI and the agreements of the Parties with respect thereto for the Leases shall remain in effect until the Leases have been abandoned in accordance with the terms of the Cook Inlet Operating Agreement or the Parties have otherwise agreed to terminate the AMI.

7.8 Notwithstanding the foregoing, EOS shall have an exclusive right and option to pay 100% of the costs associated with at least one other offshore prospect identified or acquired by BUCCANEER, in addition to the Commitment Wells and Option Wells as set forth herein, in order to earn into 50% of BUCCANEER’S Working Interest in such wells, leases and units, on similar terms and conditions as set forth herein for the Commitments Wells. The exclusive right and option set forth herein applies only to new non-producing acquisitions or mutually agreed acquisitions within the AMI. In connection with any other agreed exploration and production activities undertaken by the Parties, BUCCANEER will provide all G&G evaluations within the AMI or with respect to any and all Commitment Wells, prospects subject to an EOS option or earn in, or wells for which costs are paid by EOS hereunder, at staff and office cost +15% to EOS, and EOS shall have the exclusive right of first refusal on all such leases or prospects evaluated hereunder within the AMI. BUCCANEER will also discuss with EOS opportunities for additional exploration and development activities and propose partnering relationships where applicable.

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8.	Seismic Data

8.1 EOS and BUCCANEER shall have timely and comprehensive access in a reciprocal manner to all well data and seismic data, including interpretive data, owned by or in possession of either EOS or BUCCANEER or any of their respective affiliates, within the AMI. Such access shall be subject to the terms of any existing license agreements covering such data. EOS and BUCCANEER shall each have the right to reprocess any seismic data owned or in the possession of the other within the AMI, provided that such reprocessing is permitted under the governing license agreement, if any, covering such data.

8.2 As consideration for a third party obtaining a working interest by mutual agreement of the Parties in any of the Leases and becoming a party to this Agreement, BUCCANEER and EOS shall grant and deliver to such third party a license with respect to all seismic data, including raw and unprocessed seismic data, and field magnetic tapes and associated support data, if available and recoverable, within the AMI that is (i) owned or licensed by BUCCANEER or EOS, or (ii) that is generated or commissioned by BUCCANEER or EOS pursuant to arrangements finalized after the Effective Date; provided, in each case, such grant will be delivered only to the extent any such data is transferable under its applicable underlying license agreement, if any, and subject to any Confidentiality or other agreements which may be applicable.

9.	Contracts for Drilling Rigs

9.1 OPERATIONS will utilize the Endeavour for any offshore Commitment Wells, any Northwest Cook Inlet Unit Wells and any additional drilling within the AMI, where possible. OPERATIONS shall lease the Endeavour pursuant to an Offshore Daywork Drilling Contract (the “Drilling Contract”), the form of which is attached hereto as EXHIBIT E-1. Any land rigs, including the Glacier, shall be leased or retained pursuant to an Onshore Daywork Drilling Contract, the form of which is attached hereto as EXHIBIT E-2. (the “Onshore Drilling Contract”). If the Endeavour is not available for operations in the AMI when needed, other offshore rigs (if they are available and appropriate for operations hereunder) may be utilized by mutual agreement between the Parties, provided, however, where BUCCANEER becomes a Non-participating Party in a Non-consent Operation, the provisions relating to a substitute Operator pursuant to the Cook Inlet Operating Agreement shall apply. The rates and fees for the Endeavour shall be as set forth in the Drilling Contract, or for land rigs as set forth in the Onshore Drilling Contract, and shall be no greater than rates reasonable and customarily charged at the time for arms-length transactions conducted in comparable locations; provided, however, that the operating day rate for (a) the Endeavour shall be no more than One Hundred and Seventy Five Thousand Dollars ($175,000.00) per day, as adjusted in accordance with the provisions of the Drilling Contract, and (b) the Glacier shall be no more than Forty Thousand Dollars ($40,000.00) per day, as adjusted in accordance with the provisions of the Onshore Drilling Contract.

9.2 EOS will assume, and be responsible for, one hundred per cent (100%) of the financial obligations and commitments associated with any and all AFE’s, as amended, and as set forth in the Drilling Contract, and the Onshore Drilling Contract, as applicable, for operations to be conducted pursuant to the Cook Inlet Operating Agreement for the Commitment Wells, and BUCCANEER will assume and be responsible for zero per cent (0%) of the obligations and commitments under the Drilling Contract and Onshore Drilling Contract, as applicable, for the Commitment Wells.

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10.	Annual Budget

10.1 The technical and management representatives of the Parties shall work together on a regular continuing basis to coordinate plans for work and spending for each upcoming year. Based on the results of the jointly coordinated plans, BUCCANEER shall prepare and deliver to EOS, on or prior to August 15 of each year an annual budget for the next fiscal year (the “Annual Budget”). Such Annual Budget shall cover the period from September 1 of such year to September 1 of the following calendar year and will involve all costs applicable to and payable by the Parties including, but limited to, capital, operating costs, and overhead. For the avoidance of doubt, if BUCCANEER is required to deliver to EOS an Annual Budget for the period between September 1, 2013 and September 1, 2014, such Annual Budget must be delivered on or prior to August 15, 2013. Subsequent twelve month periods follow the same pattern. Other than the Commitment Wells, in the event that the Parties cannot agree on a budget and one Party wishes to pay and bear the entire amount required for an individual well or project, the non-consent provisions of the Cook Inlet Operating Agreement will apply. For the avoidance of doubt, the allocation and recoupment of costs of any Non-consent Operation between participating and non-participating Parties shall be in accordance with the provisions of the Cook Inlet Operating Agreement.

10.2 The Operating Committee shall review the proposed Annual Budget and the members of the Operating Committee appointed by EOS and the members of the Operating Committee appointed by BUCCANEER shall have a meeting at a mutually agreeable time at which the members of the Operating Committee will negotiate in good faith to attempt to agree on the final Annual Budget for the applicable period, including such detail as is satisfactory to each member of the Operating Committee. The Operating Committee shall also approve all specific operating parameters, including but not limited to all costs, facility and production support designs, well locations and completions, water injection, safety and environmental issues, construction schedules, and personnel.

10.3 In the event the Operating Committee reached an agreement with one another regarding such Annual Budget, the Annual Budget shall be final; provided, however that BUCCANEER and EOS shall have the right to consent or non-consent all operations contemplated in such Annual Budget as provided in the Cook Inlet Operating Agreement. In the event the Operating Committee was unable to agree on such Annual Budget, the Operating Committee will meet to negotiate and attempt to resolve the disputes; provided, however, that whether or not the Operating Committee resolves the disputes, the provisions in the Cook Inlet Operating Agreement regarding Participating Parties and Non-Participating Parties and Non-consent Operations govern the timing and content of operations conducted, how they are conducted and at whose expense. In the event that a disagreement on the Annual Budget cannot be reasonably resolved through the non-consent provisions of the Cook Inlet Operating Agreement, final resolution will be reached through the Dispute Resolution Procedures of the Cook Inlet Operating Agreement.

11.	Insurance

11.1 Subject to Section 13.2 below, at all times while this Agreement is in effect, OPERATIONS shall have and shall maintain in place insurance coverage satisfactory to EOS and BUCCANEER and at least equal to the coverage requirements in Exhibit "B" to the Cook Inlet Operating Agreement. Notwithstanding the foregoing, with respect to any North Cook Inlet Unit Well, OPERATIONS shall have and shall maintain in place insurance coverage satisfactory to EOS and BUCCANEER and at least equal to the coverage requirements set forth in the Deep Rights Farmout Agreement.

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12.	Default and Remedies

12.1 The following items constitute events of default hereunder. The list in this Section 12.1 is not exclusive; other occurrences and items may constitute events of default hereunder.

(a) Any Party shall fail to pay when due any amounts payable under this Agreement.

(b) Any representation or warranty made or deemed to be made by a Party shall prove to have been incorrect in any material respect when made or deemed to be made.

(c) Any Party shall fail to perform or observe any term or covenant set forth in this Agreement which is not covered by clause (a) above, if such failure shall remain unremedied for fifteen (15) days after such Party receives notice from another Party of the occurrence of such breach or failure.

12.2 In the event of a default by any Party as to any of its obligations under this Agreement, in addition to those remedies under the Cook Inlet Operating Agreement, a non-defaulting Party may pursue any remedies as may be available at law or in equity.

12.3 A waiver or consent by a non-defaulting Party, express or implied, to or of any breach or default by the defaulting Party in the performance of its obligations hereunder shall not be a consent or waiver by a non-defaulting Party to or of any other breach or default by the defaulting Party in the performance of the same or any other obligations hereunder.

12.4 A non-defaulting Party shall be entitled to recover its costs of investigation and court, together with reasonable attorneys’ fees, which are incurred by the non-defaulting Party as a result of a breach or default by the defaulting Party.

13.	Agreements Regarding Other Matters

13.1 Rights and Duties of Parties. The rights, duties, obligations and liabilities of the Parties shall be several, not joint or collective. It is not the purpose or intention to create any mining partnership, joint venture, general partnership or other partnership relation and none shall be inferred from the Agreements. If, for federal income tax purposes, the Agreements and operations conducted thereunder are regarded as a partnership, each Party will each file an election to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, and all amendments thereto.

13.2 Restrictions on Transfer and Delegation. Neither BUCCANEER nor EOS may transfer or assign any of its rights under this Agreement except for transfers or assignments to a transferee made in connection with any conveyance, sale, assignment, novation, transfer, farmout, exchange, or other disposition of all or part of a Party's Working Interest or rights or obligations under the Cook Inlet Operating Agreement made to such transferee in accordance with the requirements of the Cook Inlet Operating Agreement. For the avoidance of doubt, neither BUCCANEER nor EOS may transfer or assign any of its rights under this Agreement until this Agreement shall have been executed by the assignee and taken effect and the requirements of Section 26.1 of the Cook Inlet Operating Agreement and the terms and conditions of the Deep Rights Farmout Agreement have been met.

13.3 Ancillary Documents. As necessary, the Parties shall execute any other ancillary documents including, but not limited to, any documents, forms, etc. required by any governmental organization or authority necessary to effectuate the terms and provisions of this Agreement and/or the Cook Inlet Operating Agreement, whichever is applicable including, but not limited to, designation of operator forms and other similar matters.

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13.4 Transaction Expenses. Each Party will each pay its own expenses incurred in connection with the negotiation, execution and delivery of the transactions contemplated thereby.

13.5 Taxes and Recording Fees. Any sales taxes, transfer taxes, documentary taxes and recording fees relating to an assignment hereunder shall be paid by the assignee. Subject to the terms of the Cook Inlet Operating Agreement, each Party shall be responsible for its own local, state and federal income tax reporting, recognition of gain or loss, if any, and the taxes, if any, payable with respect to the transaction.

13.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the principles of conflicts of laws, except that matters arising out of the Deep Rights Farmout Agreement shall be subject to the terms and conditions of the Deep Rights Farmout Agreement.

13.7 Waiver of Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE PARTIES EXPRESSLY AGREE THAT NO PARTY SHALL BE LIABLE FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE, OR SPECULATIVE DAMAGES SUFFERED BY THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT.

13.8 Dispute Resolution. Disputes arising under this agreement shall be resolved in accordance with the Dispute Resolution Procedures of Exhibit “G” to the Cook Inlet Operating Agreement or as otherwise agreed between the Parties.

13.9 Further Assurances. Each Party shall execute, acknowledge and deliver to the other such further documents and take such other action, as may be necessary in order to carry out the purposes of this Agreement.

13.10 Inherent Risk. Each Party hereby acknowledges its understanding and acceptance of the inherent risks associated with the exploration for oil and gas.

13.11 Deceptive Trade Practices Act. The Parties certify that they are not “consumers” within the meaning of the Texas Deceptive Trade Practices-Consumer Protection Act, Subchapter E of Chapter 17, Sections 17.41, et seq., of the Texas Business and Commerce Code, as amended (“DTPA”). The Parties covenant, for themselves and for and on behalf of any successor or assignee, that, if the DTPA is applicable to this Agreement, (i) the Parties are “business consumers” as that term is defined in the DTPA, (ii) AFTER CONSULTATION WITH ATTORNEYS OF THEIR OWN SELECTION, EACH PARTY HEREBY VOLUNTARILY WAIVES AND RELEASES ALL OF ITS RIGHTS AND REMEDIES UNDER THE DTPA AS APPLICABLE TO THE OTHER PARTY AND ITS SUCCESSORS AND ASSIGNS, EXCEPT THOSE RIGHTS AND REMEDIES PROVIDED PURSUANT TO SECTION 17.555 OF THE TEXAS BUSINESS AND COMMERCE CODE, AND (iii) EACH PARTY SHALL DEFEND AND INDEMNIFY THE OTHER PARTY FROM AND AGAINST ANY AND ALL CLAIMS OF OR BY THE INDEMNIFYING PARTY OR ANY OF ITS SUCCESSOR AND ASSIGNS OR ANY OF ITS OR THEIR AFFILIATES BASED IN WHOLE OR IN PART ON THE DTPA ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

13.12 Confidentiality. Except as expressly set forth herein and except as required by applicable laws, the Parties acknowledge and agree that this Agreement, their negotiations in connection herewith and all information obtained by or provided to any of them in connection with the matters contemplated herein or as it relates to the Subject Properties will be maintained as confidential, except for disclosures to representatives of EOS and BUCCANEER and their respective legal and financial advisors. Notwithstanding the above, the existence and contents of this Agreement are intended to be confidential and may not be disclosed to anyone other than representatives of EOS and BUCCANEER and their respective legal advisors.

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13.13 Press release. The Parties shall jointly issue a press release with wording to be agreed between them. Notwithstanding anything to the contrary between the Parties, and notwithstanding any alleged breach or default of this or any other Agreement or obligation between the Parties, no Party or any of their respective affiliates shall make any other public announcement or press release of information concerning or arising out of this Agreement without the prior written approval of the other Parties, and subject to the terms and conditions of the Deep Rights Farmout Agreement as to any North Cook Inlet Unit press releases. Press releases after the assignments of the Leases are approved by the DNR and will be subject to the terms of the Cook Inlet Operating Agreement.

13.14 General Survival. The termination of this Agreement shall not relieve any Party from any expense, liability, or other obligation, or any remedy which has accrued or attached during or which is related to or attributable to the period prior to such termination.

13.15 Notices. To be effective, any notice required or permitted to be delivered under this Agreement must be delivered in accordance with (and shall be deemed effective pursuant to) the notice provisions set forth in Article 9 of the Cook Inlet Operating Agreement.

13.16 Board of Directors Approval. The obligations of the Parties hereunder are subject to their respective Board of Directors’ approval, which approval shall be sought promptly and in good faith. Should any Party fail to obtain such approval within five (5) days of execution hereof, this Agreement and all obligations hereunder shall be null and void.

14.	Construction and Interpretation of this Agreement

14.1 Headings for Convenience. All captions, numbering sequences, and headings used in this Agreement are inserted for convenience only and shall in no way define, limit or describe the scope or intent of this Agreement or any part thereof, nor have any legal effect other than to aid a reasonable interpretation of this Agreement.

14.2 Gender and Number. The use of pronouns in whatever gender or number shall be deemed to be a proper reference to the Parties to this Agreement though the Parties may be individuals, business entities, or groups thereof. Any necessary grammatical changes required to make the provisions of this Agreement refer to the correct gender or number shall in all instances be assumed as though each case was fully expressed.

14.3 Independent Representation. Each Party has had the benefit of independent representation with respect to the subject matter of this Agreement. This Agreement, though it may be drawn by one Party, shall be construed fairly and reasonably and not more strictly against one Party than another.

14.4 Amendment. No provision of this Agreement shall be modified or amended except by the written agreements for the Parties.

14.5 Severance of Invalid Provisions. In case of a conflict between the provisions of this Agreement and the provisions of any applicable laws or regulations, the provisions of the laws or regulations shall govern over the provisions of this Agreement. If, for any reason and for so long as, any clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under any present or future law (or interpretation thereof), the remainder of this Agreement shall not be affected by such illegality or invalidity. Any such invalid provision shall be deemed severed from this Agreement as if this Agreement had been executed with the invalid provisions eliminated. The surviving provisions of this Agreement shall remain in full force and effect unless the removal of the invalid provisions destroys the legitimate purposes of this Agreement; in which event this Agreement shall no longer be of any force or effect. The Parties shall negotiate in good faith for any required modifications to this Agreement required as a result of this provision.

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14.6 Integrated Agreement. This Agreement, and the exhibits and schedules attached and incorporated herein, contain the final and entire agreement of the Parties with respect to the subject matter of this Agreement. If there is a conflict between the body of this Agreement and any exhibit attached to this Agreement, including but not limited to, the Cook Inlet Operating Agreement, the provisions in the body of this Agreement shall prevail. There are no representations, warranties or promises, oral or written between the Parties other than those included in this Agreement. This Agreement shall supersede and replace all previous agreements (except for continuing confidentiality requirements as to third Parties) except as provided herein, including negotiations, understandings or promises, whether written or oral, relative to the subject of this Agreement. Each of the Parties acknowledges that no other Party has made any promise, representation or warranty that is not expressly stated in this Agreement.

14.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and assigns and shall constitute a covenant running with the land and Leases included in Exhibits A and B hereto.

14.8 Counterparts; Facsimile Signature. The Parties may execute this Agreement in any number of duplicate originals, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The Parties may execute this Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Agreement in the presence of the other Parties hereto. This Agreement is effective upon delivery of one executed counterpart from each Party to the other Parties. In proving this Agreement, a Party must produce or account only for the executed counterpart of the Party to be charged.

14.9 The recitals set forth in the opening of this Agreement are incorporated into the body of the Agreement by this reference.

14.10 The Parties hereby acknowledge and agree that all references to EOS in the Original Agreement and this Agreement are to Eos Petro, Inc., a Nevada corporation, and not to any other entity.

14.11 Capitalized terms used but not defined herein shall have the same meaning as ascribed to them in the Cook Inlet Operating Agreement.

[signature page follows]

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IN WITNESS WHEREOF, this Agreement is executed to be effective as of the Effective Date.

BUCCANEER ALASKA, LLC	EOS PETRO, INC.

/s/ Curtis Burton	/s/ Nikolas Konstant
By: CEO	By: Chairman
Its: Oct-17-2013	Its: Oct-17-2013, Nikolas Konstant

BUCCANEER ALASKA OPERATIONS, LLC

/s/ Curtis Burton
By: CEO
Its: Oct-17-2013

Signature Page to Second Amended and Restated Cook Inlet Participation Agreement

EXHIBIT A-1

Attached to and made part of that certain Second Amended and Restated Cook Inlet Participation Agreement dated October 16, 2013 by and between BUCCANEER, EOS and OPERATIONS. BUCCANEER’s WI and NRI are represented herein below as of the Effective Date.

LEASES

ADL Number	Effective Date	Gross/Net Acres	WI	NRI

Northwest Cook Inlet Unit

ADL-380384*	10/1/2003	1280/1120	87.5%	63.5513%
ADL-370742	10/1/2006	1920/1920	100%	75.75%
ADL-391270	6/1/2008	1848/1848	100%	75.75%
ADL-391268	6/1/2008	1920/1920	100%	75.75%
ADL-391269	6/1/2008	640/640	100%	75.75%
ADL-391611	2/1/2011	1120/1120	100%	80.25%

*Subject to that certain Purchase Agreement between Renaissance Resources (Alaska), LLC and Rutter and Wilbanks Corporation dated November 14, 2006.

West Eagle Unit

ADL-391144 (1)	10/1/2007	3100/3100	100%	75.75%
ADL-391145 (1)	10/1/2007	3186.38/3186.38	100%	75.75%
ADL-391625 (1)	03/1/2011	2556.60/2556.60	100%	75.75%
ADL-392387 (Seg) (2)	10/1/2007	2534.77/2534.77	100%	75.75%
ADL-392388 (Seg) (2)	10/1/2007	1911.12/1911.12	100%	75.75%
ADL-392389 (Seg) (2)	03/1/2011	2534.77/2534.77	100%	75.75%

NOTES:

(1) Held by unit

(2) Expires 10/1/2014

EXHIBIT A-2

Attached to and made part of that certain Second Amended and Restated Cook Inlet Participation Agreement dated October 16, 2013 by and between BUCCANEER, EOS and OPERATIONS. BUCCANEER does not make any representation as to its WI and NRI for the Leases set forth below as of the Effective Date.

LEASES

ADL Number	Effective Date	Gross/Net Acres	WI	NRI

Southern Cross Unit

ADL-391107	10/1/2007	1280/1280	TBD	TBD
ADL-391789	2/1/1962	2470/2470	TBD	TBD
ADL-390379	10/1/2003	640/640	TBD	TBD
ADL-391108	10/1/2007	1912/1912	TBD	TBD
ADL-391788	10/1/2007	630/630	TBD	TBD

EXHIBIT B

Attached to and made part of that certain Second Amended and Restated Cook Inlet Participation Agreement dated October 16, 2013 by and between BUCCANEER, EOS and OPERATIONS.

LEASES

North Cook Inlet Unit

The North Cook Inlet Deep Farmout Agreement (the “Deep Rights Farmout Agreement”) dated April 15, 2013 between ConocoPhillips Alaska, Inc., ConocoPhillips Company and Buccaneer Alaska, LLC covers deep rights (as defined in the Deep Rights Farmout Agreement) in ADL-17589, ADL-17590, ADL-18740, ADL18741 and ADL-37831 (the “North Cook Inlet Unit”). The description of the North Cook Inlet Unit set forth in the Deep Rights Farmout Agreement is incorporated herein by this reference.

EXHIBIT C

COOK INLET OPERATING AGREEMENT

[intentionally left blank – to be drafted by the parties at a future date]

EXHIBIT D

Attached to and made part of that certain Second Amended and Restated Cook Inlet Participation Agreement dated October 16, 2013 by and between BUCCANEER, EOS and OPERATIONS.

AREA OF MUTUAL INTEREST (AMI)

EXHIBIT E - 1

FORM OFFSHORE DAYWORK DRILLING CONTRACT

[intentionally left blank – to be drafted by the parties at a future date]

EXHIBIT E - 2

FORM ONSHORE DAYWORK DRILLING CONTRACT

[intentionally left blank – to be drafted by the parties at a future date]